Exhibit 99.2

The Goldman Sachs Group, Inc. and Subsidiaries

INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS

PAGE

Introduction	2

Pro Forma Combined Condensed Statement of Earnings for the year ended November 24, 2000	3

Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings	4

The Goldman Sachs Group, Inc. and Subsidiaries
Unaudited Pro Forma Combined Condensed Statement of Earnings

INTRODUCTION

      On October 31, 2000, The Goldman Sachs Group, Inc. and its consolidated subsidiaries (“Goldman Sachs”) completed its combination with SLK LLC, a leader in securities clearing and execution, floor-based market making and off-floor market making. The combination was accounted for under the purchase method of accounting for business combinations.

      The unaudited pro forma combined condensed statement of earnings for the year ended November 24, 2000 was prepared as if the combination of Goldman Sachs and SLK LLC had occurred on November 27, 1999, the first day of Goldman Sachs’ 2000 fiscal year.

      The pro forma adjustments are described in Note 3 to this unaudited pro forma combined condensed statement of earnings. Intercompany transactions between Goldman Sachs and SLK LLC were not eliminated since the effect of those transactions was not material. Goldman Sachs’ historical statement of earnings for the year ended November 24, 2000 includes 17 days of SLK LLC results, which were not eliminated since these results were not material.

      The pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable. The unaudited pro forma combined condensed statement of earnings and the notes thereto should be read in conjunction with: (i) Goldman Sachs’ consolidated financial statements and the notes thereto, and Management’s Discussion and Analysis incorporated by reference in Goldman Sachs’ Annual Report on Form 10-K for the year ended November 24, 2000; and (ii) SLK LLC and subsidiaries’ consolidated financial statements and the notes thereto as of and for the year ended September 30, 2000, which are included in this filing.

      The unaudited pro forma combined condensed statement of earnings is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the Goldman Sachs and SLK LLC combination been consummated as of the date indicated, or of the results that may be achieved in the future.

The Goldman Sachs Group, Inc. and Subsidiaries
Pro Forma Combined Condensed Statement of Earnings
(unaudited)
(in millions, except per share amounts)

	Year Ended

	Goldman Sachs	SLK LLC
	Historical	Historical	Pro Forma			Combined
	November 24, 2000	September 30, 2000	Adjustments			Pro Forma

Revenues
Total revenues	$33,000	$3,553	$—			$36,553

Interest expense	16,410	1,513	—			17,923

Revenues, net of interest expense	16,590	2,040	—			18,630

Operating expenses

Compensation and benefits	7,773	548	408	(a	)	8,729

Nonrecurring acquisition awards	290	—	(290)	(b	)	—

Amortization of employee initial public
offering and acquisition awards	428	—	101	(c	)	529

Other operating expenses	3,079	431	200	(d	)	3,710

Total operating expenses	11,570	979	419			12,968

Pre-tax earnings	5,020	1,061	(419)			5,662

Provision for taxes	1,953	78	172	(e	)	2,203

Net earnings	$3,067	$983	$(591)			$3,459

Earnings per share
Basic	$6.33					$6.66

Diluted	6.00					6.32

Average common shares outstanding
Basic	484.6					519.7	(f	)

Diluted	511.5					547.1	(f	)

The accompanying notes are an integral part of this pro forma combined condensed statement of earnings.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF EARNINGS

NOTE 1. BASIS OF PRESENTATION

      The unaudited pro forma combined condensed statement of earnings has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. As permitted by these rules, this financial statement is presented on a condensed basis. The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed statement of earnings. Under this method of accounting, the purchase price is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the effective date of the combination. The excess of consideration paid over the estimated fair value of net assets acquired is recorded as goodwill. Goodwill and identifiable intangible assets of approximately $4.0 billion will be amortized as a charge to earnings over their weighted average expected life of approximately 20 years. The final allocation of the purchase price will be determined after appraisals and a comprehensive evaluation of the fair value of the SLK LLC assets acquired and liabilities assumed are completed. Goldman Sachs does not expect any change in amortization expense to be material.

NOTE 2. PURCHASE PRICE INFORMATION

      In exchange for the membership interests in SLK LLC and the subordinated debt of certain retired members, Goldman Sachs issued 35.3 million shares of its common stock valued at $3.5 billion, issued $149 million in debentures and paid $2.1 billion in cash. The common stock of Goldman Sachs that was issued as consideration in the combination was valued using the average market price per share immediately before and after October 16, 2000, the measurement date.

NOTE 3. PRO FORMA ADJUSTMENTS

(a)	Compensation and benefits. Adjustment to reflect the compensation and benefits expense related to managing directors of Goldman Sachs who were members of SLK LLC. Since SLK LLC operated as a limited liability company, there is no meaningful historical measure of the compensation and benefits that would have been paid, in corporate form, to the managing directors who were members of SLK LLC for services rendered for the year ended November 24, 2000. Accordingly, management has estimated these amounts, which are substantially performance-based, by reference to Goldman Sachs’ ratio of compensation and benefits to net revenues in this period. As a result, additional compensation and benefits expense related to the managing directors who were members of SLK LLC of $408 million for the year ended November 24, 2000 has been recorded on the pro forma combined condensed statement of earnings.

(b)	Nonrecurring acquisition awards. Adjustment to eliminate the nonrecurring effect of the expense related to restricted stock units, awarded to SLK employees in connection with the combination of Goldman Sachs and SLK LLC. As part of the combination with SLK, Goldman Sachs established a $702 million retention pool of restricted stock units for all SLK employees. A charge of $290 million ($180 million after taxes) related to restricted stock units for which future service was not required as a condition to the delivery of the underlying shares of common stock was included in our operating results in the fourth quarter of 2000.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF EARNINGS — (Continued)

(c)	Amortization of acquisition awards. Adjustment to the unaudited pro forma combined condensed statement of earnings to reflect the amortization of that portion of the retention pool established for SLK employees, which consisted of restricted stock units awarded to SLK LLC employees for which future service is required as a condition to the delivery of the underlying shares of common stock. These restricted stock units will vest in installments in years three, four and five following the date of the consummation of the combination. The value of this portion of the retention pool is $412 million ($702 million less $290 million), approximately 25% of which will be amortized as a noncash charge to earnings in the first year. The remaining 75% of the value of this pool will be amortized over the next four years as follows: 25%, 25%, 18% and 7% in years two, three, four and five, respectively. Accordingly, the pro forma amortization expense was $101 million for the year ended November 24, 2000.

(d)	Amortization of goodwill and other intangible assets. Adjustment to reflect the amortization expense related to goodwill and other intangible assets. A preliminary estimate of the amortization of goodwill and other intangible assets was computed on a straight-line basis over a 20-year period. The final purchase price allocation may result in a different amortization period after certain intangible assets, such as the specialist book, customer lists and trademarks, are appraised. Goldman Sachs does not expect the change in amortization expense to be material.

(e)	Income taxes. Adjustment to reflect a pro forma provision for the SLK LLC share of corporate taxes at the statutory rate of 39%.

(f)	Average shares outstanding. Average shares outstanding are computed on a weighted-average basis, after giving effect to the pro forma adjustments. For the purpose of calculating basic earnings per share, shares outstanding include the shares of common stock issued in connection with the combination and the shares of common stock underlying the restricted stock units awarded to SLK LLC employees for which future service was not required as a condition to the delivery of the underlying shares of common stock. Pro forma diluted shares outstanding reflect the dilutive effect of the common stock deliverable pursuant to the restricted stock units awarded to SLK LLC employees for which future service is required as a condition to the delivery of the underlying shares of common stock. For purposes of calculating pro forma diluted average common shares outstanding, the grant price of $99.81 per share was used until October 31, 2000, the date of the combination. Thereafter, actual daily closing prices were used.